EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Adam Basch, Investor Relations
(317) 577-5609	(317) 578-5161
dsink@kiterealty.com	abasch@kiterealty.com

Kite Realty Group Trust Reports
First Quarter 2014 Results

Indianapolis, Ind., May 1, 2014 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the first quarter ended March 31, 2014.   Financial statements and exhibits attached to this release include results for the three months ended March 31, 2014 and 2013.

“Significant progress on investments in properties and robust operations resulted in another excellent quarter,” said John A. Kite, Chairman and CEO.  “Our portfolio fundamentals and operating results continue to be very strong.  We achieved strong same property net operating income growth of 4.7% driven by healthy occupancy gains, additional rent related to increased tenant sales, and positive re-leasing spreads.  We are also continuing to add value for our shareholders as we progress on redevelopments and developments such as the construction at Gainesville Plaza in Florida and Phase II of Holly Springs Town Center in North Carolina. Finally, we remain tremendously excited about our pending merger transaction with Inland Diversified Real Estate Trust, which once completed will more than double our size, increase our cash flow and strengthen our balance sheet. Overall, we are very pleased with our outstanding first quarter and start to 2014.”

Financial Results
•	As adjusted for $4.5 million of merger costs, Funds From Operations (FFO), was $17.5 million, or $0.13 per diluted common share, for the first quarter of 2014.

•	Net income was $2.2 million, or $0.02 per diluted common share, for the first quarter of 2014, compared to a net loss of $0.1 million, or $0.00 per diluted common share, in the first quarter of 2013.

•	Revenue from recurring property operations increased 55% in the first quarter of 2014 over the first quarter of 2013.

For the three months ended March 31, 2014, FFO was $12.4 million, or $0.09 per diluted common share for Kite Realty Group, L.P.’s real estate properties in which the Company owns an interest (which we refer to as the “Kite Portfolio”), compared to $10.6 million, or $0.14 per diluted common share, for the same period in the prior year.  As adjusted for costs associated with our pending merger with Inland Diversified Real Estate Trust, FFO for the three months ended March 31, 2014 was $17.5 million, or $0.13 per diluted common share for the Kite Portfolio, compared to $11.6 million, or $0.14 per diluted common share, for the same period in the prior year. Other property-related revenue was higher in the first quarter of 2013 by $2.8 million, or $0.03 per diluted common share, reflecting a gain on the sale of a single outparcel in that quarter.

Net income attributable to common shareholders for the three months ended March 31, 2014 was $2.2 million compared to a net loss of $0.1 million for the same period in 2013.  Net income attributable to common shareholders during the three months ended March 31, 2014 included net gains on the sales of three operating properties totaling $6.7 million, partially offset by merger-related costs of $4.5 million.

Revenue from property operations increased 55% year over year as the Company continues to deliver its development and redevelopment properties into operations.  Also, the first quarter of 2014 reflected the full effect of the nine-property portfolio acquisition that was completed in November 2013.

Portfolio Operations
•	Same property net operating income increased 4.7% in the first quarter of 2014 over the same period in the prior year.

•	The total portfolio was 95.3% leased at the end of the first quarter of 2014.

•	The Company executed 44 new and renewal leases for 259,600 square feet during the first quarter of 2014 for an aggregate cash rent spread of 27.2%.

•	The Company opened five new anchor tenants totaling 239,000 square feet of total GLA in the first quarter of 2014.

As of March 31, 2014, the Company owned interests in 64 operating properties totaling approximately 11.3 million square feet.  The owned GLA in the Company’s retail operating portfolio was 95.3% leased as of March 31, 2014, compared to 94.5% leased as of March 31, 2013.  The owned net rentable area of the Company’s two commercial properties was 95.2% leased as of March 31, 2014 compared to 94.0% leased as of March 31, 2013.

Same property net operating income, which includes 50 operating properties, increased 4.7% in the first quarter of 2014 compared to the same period in the prior year. The increase was due to occupancy gains, additional rent related to strong tenant sales, and positive re-leasing spreads. The leased percentage of these properties increased to 96.4% at March 31, 2014 from 95.1% at March 31, 2013.

The Company executed 44 new and renewal leases during the first quarter of 2014 totaling 259,600 square feet.  The Company generated positive cash leasing spreads in the quarter with new leases up 51.1% and renewals up 3.2% for a blended spread of 27.2%. The new leasing spreads are primarily driven by the re-tenanting of the former Wal-Mart at our Gainesville, Florida redevelopment property.

As previously announced, the Company opened five new anchor tenants totaling 239,000 square feet of GLA in the first quarter of 2014. The new anchor tenants are Sprouts Farmers Market at Sunland Town Center in El Paso, Texas; Walgreens at Rangeline Crossing in Indianapolis, Indiana; LA Fitness at Bolton Plaza in Jacksonville, Florida; Fresh Market at Lithia Crossing in Tampa, Florida; and a non-owned Target at Parkside Town Commons in Raleigh, North Carolina.

Investments in Properties for the First Quarter

•	Substantially completed the development of Delray Marketplace, a retail property in Delray Beach, Florida that was 87% leased at quarter-end, and transitioned the property to the operating portfolio.

•	Signed two new anchor leases with DSW and Bed Bath and Beyond at Holly Springs Town Center Phase II in Raleigh, North Carolina.

•	Signed two new anchor leases with Ross Dress for Less and Burlington Coat Factory at Gainesville Plaza, a redevelopment project located in Gainesville, Florida.

•
As previously announced, completed the sales of 50th and 12th, a 14,500 square feet single-tenant Walgreens in Seattle, Washington; Red Bank Commons, a 34,300 square feet non-anchored center in Evansville, Indiana; and Ridge Plaza, a 115,100 square feet A&P Grocery-anchored center in Oak Ridge, New Jersey, for aggregate gross proceeds of $35.2 million.

Development

Delray Marketplace in Delray Beach, Florida was transitioned to the Company’s operating portfolio during the first quarter of 2014.  The project was 87% leased as of March 31, 2014 and is anchored by Publix, Frank Theatres, Burt & Max’s Grille, Charming Charlie, Chico’s, White House | Black Market, Ann Taylor Loft, and Jos. A. Bank.

As of March 31, 2014, the Company owned interests in two development projects under construction, Phase II of Holly Springs Towne Center and Parkside Town Commons, both near Raleigh, North Carolina.  Phase II of Holly Springs Towne Center is anchored by Target, Frank Theatres, Bed Bath & Beyond and DSW while Parkside Town Commons is anchored by Target, Frank Theatres, Harris Teeter, Golf Galaxy and Field & Stream. The total estimated cost of these projects is approximately $153.3 million, of which approximately $85.1 million had been incurred as of March 31, 2014, and they were in the aggregate 73% pre-leased or committed as of March 31, 2014.

Redevelopment

The Company owned three redevelopment properties under construction that were in the aggregate 87.4% pre-leased or committed as of March 31, 2014.  LA Fitness opened at Bolton Plaza in Jacksonville, Florida in the first quarter of 2014 and anchors the center along with Academy Sports and Outdoors.  The Company continues the redevelopment of King’s Lake Square in Naples, Florida, with work completed on a new and upgraded Publix grocery store.  The new Publix store opened in April 2014.  Gainesville Plaza in Gainesville, Florida will be anchored by Burlington Coat Factory and Ross Dress for Less, both of which are expected to open in the first half of 2015.

Dispositions

During the first quarter, the Company recycled capital through the sale of three operating properties: 50th and 12th, a 14,500 square feet single-tenant Walgreens in Seattle, Washington, for gross proceeds of $8.6 million; Red Bank Commons, a 34,300 square feet non-anchored center in Evansville, Indiana, for gross proceeds of $5.3 million; and Ridge Plaza located in Oak Ridge, New Jersey for gross proceeds of $21.3 million. This 115,100 square feet center was 90% leased at time of sale and was anchored by A&P Grocery.

Distributions

•	Increased the quarterly common share dividend by 8.3%.

On March 20, 2014, the Board of Trustees declared a quarterly common share distribution of $0.065 per common share, which represented an increase of 8.3% for the quarter ended March 31, 2014 payable to shareholders of record as of April 7, 2014.  This distribution was paid on April 14, 2014.

On February 7, 2014, the Board of Trustees declared a quarterly preferred share cash distribution of $0.515625 per preferred share covering the distribution period from December 2, 2013 to March 1, 2014 payable to shareholders of record as of February 21, 2014.  This distribution was paid on March 1, 2014.

Merger Update

On February 9, 2014, the Company entered into a definitive merger agreement with Inland Diversified pursuant to which Inland Diversified will merge with and into a subsidiary of the Company, and each outstanding share of Inland Diversified common stock will be converted into a right to receive between 1.707 and 1.650 common shares of the Company.  The merger is subject to customary closing conditions, including approval of shareholders of both companies at meetings which currently are scheduled to occur on June 24, 2014.  The Company currently expects that the transaction will close early in the third quarter of 2014.

2014 Earnings Guidance

•	Increased Same Property Net Operating Income growth guidance for 2014 to 3.5% – 4.0%.

The Company reaffirms its as adjusted FFO guidance for the year ending December 31, 2014 to be within a range of $0.48 to $0.52 per diluted common share and net income to be within a range of $0.00 to $0.04 per diluted common share.  The Company has also increased its guidance for 2014 same property net operating income to an increase of 3.5% - 4.0% over the prior year, a change from a 3.0% - 4.0% increase set forth in its initial earnings guidance. Guidance assumptions exclude the effects of the pending merger with Inland Diversified and merger-related costs.

Guidance Range for 2014	Low	High
Net income per diluted common share	$0.00	$0.04
Depreciation and amortization	0.48	0.48
FFO per diluted common share, as adjusted	$0.48	$0.52

Non-GAAP Financial Measures
Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO and FFO, as adjusted, are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for first quarter 2014 costs associated with our pending merger with Inland Diversified and the first quarter 2013 write-off of deferred loan costs.  We believe this supplemental information provides a more meaningful measure of our operating performance.  The Company believes presenting FFO and adjusted FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  Reconciliations of net income to FFO and adjusted FFO are included in the attached table.

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, May 2nd at 1:00 p.m. eastern time.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (877) 703-6103 for domestic callers and (857) 244-7302 for international callers (passcode 80512645).  In addition, a telephonic replay of the call will be available until August 2, 2014. The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 86084460).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At March 31, 2014, the Company owned interests in a portfolio of 68 operating and redevelopment properties totaling approximately 11.8 million square feet and two properties currently under development totaling 0.7 million square feet.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development and joint venture risks (including the pending merger transaction with Inland Diversified Real Estate Trust, Inc., and the Company’s ability to successfully integrate the operations of the acquired properties), property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Indiana, Florida and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	March 31, 2014	December 31, 2013
Assets:
Investment properties, at cost:
Land	$328,137,169	$333,458,070
Land held for development	55,943,799	56,078,488
Buildings and improvements	1,355,317,562	1,351,641,925
Furniture, equipment and other	6,531,034	4,970,310
Construction in progress	117,578,997	130,909,478
	1,863,508,561	1,877,058,271
Less: accumulated depreciation	(238,659,193)	(232,580,267)
	1,624,849,368	1,644,478,004
Cash and cash equivalents	31,876,229	18,134,320
Tenant receivables, including accrued straight-line rent of $15,117,510 and $14,490,070, respectively, net of allowance for uncollectible accounts	26,756,364	24,767,556
Other receivables	3,431,482	4,566,679
Escrow deposits	11,186,176	11,046,133
Deferred costs, net	54,975,834	56,387,586
Prepaid and other assets	6,815,015	4,546,752
Total Assets	$1,759,890,468	$1,763,927,030

Liabilities and Equity:
Mortgage and other indebtedness	$871,333,889	$857,144,074
Accounts payable and accrued expenses	52,838,493	61,437,187
Deferred revenue and other liabilities	41,934,485	44,313,402
Total Liabilities	966,106,867	962,894,663

Commitments and contingencies

Redeemable noncontrolling interests in the Operating Partnership	39,851,299	43,927,540

Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding.	102,500,000	102,500,000
Common Shares, $.01 par value, 200,000,000 shares authorized 131,527,053 shares and 130,826,217 shares issued and outstanding, respectively	1,315,270	1,308,262
Additional paid in capital	825,336,567	821,526,172
Accumulated other comprehensive income	686,344	1,352,850
Accumulated deficit	(179,461,343)	(173,130,113)
Total Kite Realty Group Trust Shareholders’ Equity	750,376,838	753,557,171
Noncontrolling Interests	3,555,464	3,547,656
Total Equity	753,932,302	757,104,827
Total Liabilities and Equity	$1,759,890,468	$1,763,927,030

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Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Minimum rent	$31,260,036	$20,480,206
Tenant reimbursements	9,162,860	5,555,747
Other property related revenue	2,237,015	5,005,038
Total revenue	42,659,911	31,040,991
Expenses:
Property operating	7,315,255	5,100,838
Real estate taxes	5,113,023	3,510,960
General, administrative and other	3,106,102	2,139,949
Merger and acquisition costs	4,480,389	176,899
Depreciation and amortization	17,439,606	11,384,964
Total expenses	37,454,375	22,313,610
Operating income	5,205,536	8,727,381
Interest expense	(7,382,845)	(6,328,108)
Income tax benefit of taxable REIT subsidiary	53,146	28,952
Other (expense) income	(92,944)	46,909
(Loss) income from continuing operations	(2,217,107)	2,475,134
Discontinued operations:*
Loss from operations	—	(418,366)

Loss from discontinued operations	—	(418,366)
Income before gain on sale of operating properties	(2,217,107)	2,056,768
Gain on sale of operating properties	6,688,110	—
Consolidated net income	4,471,003	2,056,768
Net income attributable to noncontrolling interests	(138,912)	(24,854)
Net income attributable to Kite Realty Group Trust	4,332,091	2,031,914
Dividends on preferred shares	(2,114,063)	(2,114,063)
Net income (loss) attributable to common shareholders	$2,218,028	$(82,149)

Net income (loss) per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Income from continuing operations attributable to common shareholders	$0.02	$0.00
Loss from discontinued operations attributable to common shareholders	—	(0.00)
Net income (loss) attributable to common shareholders	$0.02	$(0.00)

Weighted average common shares outstanding – basic	131,023,592	77,832,499
Weighted average common shares outstanding – diluted	131,226,326	77,832,499
Dividends declared per common share	$0.065	$0.060

Income (loss) attributable to Kite Realty Group Trust common shareholders:
Income from continuing operations	$2,218,028	$303,042
Loss from discontinued operations	—	(385,191)
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$2,218,028	$(82,149)

*
Note:  The Financial Accounting Standards Board (“FASB”) has issued ASU 2014-08 regarding the criteria for reporting discontinued operations. The Company has elected to early adopt this standard. Therefore, beginning in the first quarter of 2014, activity related to individual properties sold or held for sale will no longer be included as discontinued operations on the consolidated statements of operations unless such activity represents a strategic shift that has or will have a major effect on the Company’s operations and financial results.

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Consolidated net income	$4,471,003	$2,056,768
Less dividends on preferred shares	(2,114,063)	(2,114,063)
Less net income attributable to noncontrolling interests in properties	(26,633)	(31,977)
Less gain on sale of operating properties	(6,688,110)	—
Add depreciation and amortization, net of noncontrolling interests	17,342,631	11,561,282
Funds From Operations of the Kite Portfolio1	12,984,828	11,472,010
Less redeemable noncontrolling interests in Funds From Operations	(624,852)	(910,025)
Funds From Operations allocable to the Company1	$12,359,976	$10,561,985

Basic and Diluted FFO per share of the Kite Portfolio	$0.09	$0.14

Funds From Operations of the Kite Portfolio	$12,984,828	$11,472,010
Add back: merger and acquisition costs	4,480,389	—
Add back: accelerated amortization of deferred financing fees	—	171,572
Funds From Operations of the Kite Portfolio, as adjusted	$17,465,217	$11,643,582
Basic and Diluted FFO per share of the Kite Portfolio, as adjusted	$0.13	$0.14

Basic weighted average Common Shares outstanding	131,023,592	77,832,499
Diluted weighted average Common Shares outstanding	131,226,326	78,208,159
Basic weighted average Common Shares and Units outstanding	137,666,409	84,570,950
Diluted weighted average Common Shares and Units outstanding	137,869,144	84,946,610

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1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

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Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2014 and 2013
(Unaudited)

	Three Months Ended March 31,
	2014	2013	% Change
Number of properties at period end1	50	50

Leased percentage at period end	96.4%	95.1%
Occupied Percentage at period end	92.9%	91.6%
Minimum rent	$18,772,884	$17,982,145
Tenant recoveries	6,180,033	5,630,192
Other income	776,698	683,679
	25,729,615	24,296,016

Property operating expenses	5,850,808	5,324,738
Real estate taxes	3,562,355	3,386,613
	9,413,163	8,711,351
Net operating income – same properties (50 properties)2	16,316,452	15,584,665	4.7%

Reconciliation to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$16,316,452	$15,584,665
Net operating income - non-same activity	13,915,181	6,958,475
Other income (expense), net	(39,798)	(38,086)
General and administrative expense	(3,106,102)	(2,139,949)
Merger and acquisition costs	(4,480,389)	(176,899)
Depreciation expense	(17,439,606)	(11,384,964)
Interest expense	(7,382,845)	(6,328,108)
Discontinued operations	-	(418,366)
Gain on sales of operating properties	6,688,110	-
Net income attributable to noncontrolling interests	(138,912)	(24,854)
Dividends on preferred shares	(2,114,063)	(2,114,063)
Net income (loss) attributable to common shareholders	$2,218,028	$(82,149)

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1	Same Property analysis excludes operating properties in redevelopment.

2
Excludes net gains from outlot sales, straight-line rent revenue, bad debt expense, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.